Exhibit 10.20

SECOND AMENDMENT TO EQUITY RESIDENTIAL

1993 SHARE OPTION AND SHARE AWARD PLAN

THIS SECOND AMENDMENT (the “Second Amendment”) to EQUITY RESIDENTIAL 1993 SHARE OPTION AND SHARE AWARD PLAN is executed as of the 1st day of October, 2006.

RECITALS

WHEREAS, the Board of Trustees of Equity Residential (the “Company”) adopted the 1993 Share Option and Share Award Plan on May 21, 1993.

WHEREAS, the Company amended and restated the 1993 Share Option and Share Award Plan effective as of February 21, 2002 (as amended and restated, the “Plan”).

WHEREAS, the Company entered into a First Amendment to the Plan dated as of June 10, 2003.

WHEREAS, the Company desires to further amend the Plan pursuant to this Second Amendment to make a minor modification to ensure compliance with current stock option accounting rules.

NOW THEREFORE, the Plan is further amended as follows:

1.                                       AMENDMENTS. The first sentence of Section 13 of the Plan is hereby amended by deleting the word “may” in the seventh line thereof and replacing it with the word “shall”.

2.                                       PLAN IN FULL FORCE AND EFFECT. After giving effect to this Second Amendment, the Plan remains in full force and effect.

IN WITNESS WHEREOF, this Second Amendment has been executed as of the date first written above.

EQUITY RESIDENTIAL

By:	/s/ Bruce C. Strohm
Bruce C. Strohm
Executive Vice President and General Counsel